EXHIBIT 21(i)

STRYKER CORPORATION

LIST OF SUBSIDIARIES

As of January 31, 2011

Name of Subsidiary	State or Country of Incorporation
Alcott Indemnity Company	Vermont
Applied Medical Recovery, Inc.	Arizona
Applied Medical Technologies, LLC	Arizona
Ascent Healthcare Solutions, Inc.	Delaware
Arizona Medical Recovery & Reprocessing, LLC	Arizona
Benoist Girard SAS	France
Colorado Biomedical, Inc.	Colorado
Everest Biomedical Instruments Company	Delaware
Fourth Generation, Inc.	Delaware
Gaymar Industries, Inc.	New York
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	New Jersey
Image Guided Technologies, Inc.	Colorado
Link Technology, Inc.	Colorado
Medicycle, Inc.	Arizona
MicroDexterity Systems, Inc.	Delaware
MediSearch, Inc.	Puerto Rico
Nettrick Limited	Ireland
N.V. Stryker SA	Belgium
OOO “Stryker”	Russia
Osteo France SARL	France
OtisMed Corporation	California
ParaMed Corporation	Utah
Pficonprod Pty. Ltd.	Australia
PlasmaSol Corp.	Delaware
Ross Creek Medical, Inc.	Delaware
SpineCore, Inc.	Delaware
SSI Divesture, Inc.	Massachusetts
Stryker AB	Sweden
Stryker Australia LLC	Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co. Ltd.	China
Stryker Beteiligungs GmbH	Germany
Stryker Biotech LLC	Michigan
Stryker Canada Holding Company	Canada
Stryker Canada LP	Canada
Stryker Canadian Management ULC	Canada
Stryker Capital BV	The Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Communications, Inc.	Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Czech Republic s.r.o.	Czech Republic
Stryker do Brasil Ltda.	Brazil
Stryker EMEA Supply Chain Services BV	The Netherlands

Stryker Far East, Inc.	Delaware
Stryker Financial Services CV	The Netherlands
Stryker France SAS	France
Stryker France Holding SNC	France
Stryker GI Ltd.	Israel
Stryker GI Services CV	The Netherlands
Stryker Global Technology Center Private Limited	India
Stryker GmbH	Austria
Stryker GmbH & Co. KG	Germany
Stryker Hellas EPE	Greece
Stryker Holdings BV	The Netherlands
Stryker Hong Kong Holdings Ltd	Hong Kong
Stryker Iberia, SL	Spain
Stryker IFSC Limited	Ireland
Stryker (India) Private Limited	India
Stryker International Holdings BV	The Netherlands
Stryker Ireland Holding	Ireland
Stryker Ireland Limited	Ireland
Stryker Italia SRL	Italy
Stryker Japan Holding KK	Japan
Stryker Japan Holdings BV	The Netherlands
Stryker Japan KK	Japan
Stryker Korea Ltd.	Korea
Stryker Leibinger GmbH & CO. KG	Germany
Stryker Luxembourg Holdings SARL	Luxembourg
Stryker Luxembourg SARL	Luxembourg
Stryker Mauritius Holding Ltd.	Mauritius
Stryker Medical Quebec LP	Canada
Stryker (Suzhou) Medical Technology Co Ltd.	China
Stryker Medtech KK	Japan
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Nederland BV	The Netherlands
Stryker Newplant AG	Switzerland
Stryker New Zealand Limited	New Zealand
Stryker NV Operations Limited	Ireland
Stryker-Osteonics SA	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal – Produtos Medicos Unipessoal, Lda.	Portugal
Stryker Puerto Rico Limited	Ireland
Stryker Real Estate Services BV	The Netherlands
Stryker Romania SRL	Romania
Stryker SA	Switzerland
Stryker Sales Corporation	Michigan
Stryker Servicios Administrativos S. de R.L. DE C.V.	Mexico
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Holding, SL	Spain
Stryker Spine SA	Switzerland
Stryker Spine SAS	France
Stryker Trauma AG	Switzerland
Stryker Trauma GmbH	Germany
Stryker Trauma SAS	France
Stryker UK Limited	United Kingdom
Stryker U.S. Holding LLC	Delaware

Stryker Verwaltungs GmbH	Germany
Vanguard Medical Concepts, Inc.	Florida
Waterloo Bedding Co.	Canada

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.